Exhibit 10.3

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of the 15th day of July 2015, between William J. Reister (the “Executive”) and TIER REIT, Inc. (formerly known as Behringer Harvard REIT I, Inc.), a Maryland corporation (the “Company”), and Tier Operating Partnership LP (formerly known as Behringer Harvard Operating Partnership I LP), a Texas limited partnership (the “Operating Partnership” and together with the Company, the “Employers”).

WHEREAS, the Executive and the Employers entered into that certain Employment Agreement, dated September 1, 2012, as amended (the “Agreement”), pursuant to which the Executive is currently employed by the Employers; and

WHEREAS, the Executive and the Employers mutually desire to amend the Term of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Recitals. The recitals contained in this Amendment are hereby incorporated into, and made an integral part of, this Amendment. All defined terms used herein that are not otherwise defined shall have the same meaning ascribed to them in the Agreement.

2.Term of Agreement. Section 1(a) of the Agreement is hereby amended and restated as follows:

“(a) Term. The Employers hereby employ the Executive, and the Executive hereby accepts such employment for an initial term commencing as of September 1, 2012 (the “Commencement Date”) and continuing until July 15, 2018 (the “Initial Term”), unless sooner terminated in accordance with the provisions of Section 3; with such employment to automatically continue following the Initial Term for an additional one-year period in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party in writing of its intention not to renew this Agreement at least 60 days prior to the expiration of the Initial Term (the Initial Term, together with any such extension of employment hereunder, shall hereinafter be referred to as the “Term”).”

a.Binding Effect of Amendment. This Amendment shall be binding on all successors and permitted assigns of the parties hereof.

b.Severability. The enforceability or invalidity of any provision of this Amendment shall not affect the enforceability or validity of any other provision.

c.Headings. The headings have been inserted solely as a matter of convenience to the parties and shall not affect the construction or meaning thereof.

d.Ratification. The Executive and the Employers hereby ratify and confirm their respective obligations under the Agreement, as modified by this Amendment. If any inconsistency exists or arises between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

TIER REIT, INC.

/s/ Scott W. Fordham
By:	Scott W. Fordham
Its:	Chief Executive Officer and President

TIER OPERATING PARTNERSHIP LP

/s/ Scott W. Fordham
By:	Scott W. Fordham
Its:	Chief Executive Officer and President

EXECUTIVE:

/s/ William J. Reister
William J. Reister

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